Exhibit 2

FORM OF PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of February __, 2013 (as such may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by CMA CGM, a company incorporated as a société anonyme under the laws of France (the “Pledgor”), to NATIXIS, a company incorporated as a société anonyme under the laws of France acting in its capacity as Security Agent (in such capacity, together with any successor Security Agent, the “Pledgee”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, by a Facility Agreement dated February __, 2013 (the “Facility Agreement”) made between (i) the Pledgor as Borrower, (ii) the financial institutions described therein as Lenders, (iii) Natixis as Facility Agent, and (iv) the Pledgee, the Lenders agreed to make available to the Pledgor a term loan facility of up to EUR 219,800,000;

WHEREAS, the Pledgor has opened a securities account with Wilmington Trust, National Association, a national banking association (the “Securities Intermediary”), in the name of the Pledgor with account number 104134-000 (as the same may be redesignated, renumbered, replaced or otherwise modified from time to time, the “Securities Account”);

WHEREAS, it is a condition precedent to the availability of the Facility under the Facility Agreement, that the Pledgor shall have granted the security interest contemplated by this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loan, the Pledgor hereby agrees with the Pledgee as follows:

Section 1   Definitions and Interpretation.  (a)  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning given such term in the introduction hereof.

“Collateral” has the meaning given such term in Section 2.

“Company” means Global Ship Lease, Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands.

“Control Agreement” means, in relation to the Securities Account, a control agreement among the Pledgor, the Securities Intermediary and the Pledgee, executed in form and substance reasonably satisfactory to the Pledgee, providing, among other things, that the Securities Intermediary agrees to comply with entitlement orders originated by the Pledgee without further consent of the Pledgor.

“Lien” means any lien, security interest, pledge, voting arrangement, proxy, co-sale right, option, drag-along or other compelled sale obligation or other charge or encumbrance of any kind, or any other type of adverse claim or right or any other preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.

“Facility Agreement” has the meaning given such term in the recitals hereof.

“Pledgee” has the meaning given such term in the introduction hereof, subject to Section 8(b).

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“Pledgor” has the meaning given such term in the introduction hereof.

“Secured Obligations” has the meaning given such term in Section 3.

“Securities Account” has the meaning given such term in the recitals hereof.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” has the meaning given such term in the recitals hereof.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b)         Each other capitalized term used and not otherwise defined herein has the meaning given such term in the Facility Agreement.  Further, unless otherwise defined in this Agreement, terms defined in Articles 8 and 9 of the UCC are used in this Agreement as such terms are defined in such Articles 8 and 9.

(c)         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context requires otherwise (i) each definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications), (ii) each reference to any statute or act shall include all related current regulations, all amendments to such statutes, acts and regulations and any successor statutes, acts and regulations (and any reference to any statute, act or regulation, without additional reference, shall be deemed to refer to federal statutes, acts and regulations of the United States), (iii) each reference herein to any person shall be construed to include such person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) each reference herein to articles, sections, paragraphs and clauses are to the articles, sections, paragraphs and clauses of this Agreement, and (vi)  the headings of the several articles, sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 2   Pledge of Securities Account.  (a)  The Pledgor hereby grants to the Pledgee on behalf of the Lenders a first priority security interest in and a Lien on the Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

      (i)  The Securities Account and all financial assets or other property now or at any time hereafter credited thereto, on deposit therein, or payable thereon, and all instruments, documents and other writings evidencing the Securities Account;  and

      (ii)         all proceeds of and all other payments now or hereafter due and payable with respect to any and all of the foregoing.

(b)         So long as the Secured Obligations shall remain outstanding, the Pledgor will maintain the Securities Account with the Securities Intermediary under the “control” (as provided in Section 8-106 of the UCC) of the Pledgee pursuant to this Agreement and on the terms of the Control Agreement.

(c)         The Pledgor shall have no right to, and shall not withdraw, liquidate, sell, convey, endorse, negotiate, or, in any way dispose of, or create, incur, or permit to exist any Lien, or cause any of the foregoing to occur in or with respect to, any of the Collateral, other than as expressly provided in this Agreement or the Control

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Agreement.  At the express written request of the Pledgee, the Pledgor at its own expense shall take such action as the Pledgee may reasonably deem necessary or appropriate (i) to defend the Pledgee’s security interest in and to the Collateral against the claims of any person other than the Pledgee hereunder, and (ii) to ensure that the Pledgee has at all times pursuant to this Agreement a perfected first priority security interest in and Lien on the Collateral for the benefit of the Secured Parties as provided herein.

(d)         It is hereby acknowledged and agreed that pursuant to the Control Agreement, except as otherwise provided in the Control Agreement, only the Pledgee shall be entitled to give instructions and entitlement orders to the relevant Securities Intermediary with respect to a Securities Account, any and all financial assets credited to such Securities Account and any other Collateral.

(e)         The Pledgor covenants that it will promptly notify the Company of this Agreement in writing substantially in the form of Exhibit A hereto, and deliver to the Pledgee a copy of such notice acknowledged by the Company.

Section 3   Security for Obligations.  This Agreement secures the payment of all obligations of the Pledgor to the Secured Parties or any of them now or hereafter existing under the Finance Documents or any of them, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Secured Parties or any of them under the Finance Documents or any of them but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

Section 4   Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)         As of the date hereof, 20,478,650 shares of the Company’s Class A shares and 3,934,050 of the Company’s Class B shares are credited to the Securities Account.

(b)         The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien, claim, option or right of others, except for the security interests created under this Agreement and any other Finance Document.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing the Pledgor or any trade name of the Pledgor as debtor is on file in any recording office other than those in favor of the Pledgee.

(c)         This Agreement creates in favor of the Pledgee a valid and, together with the Control Agreement, perfected first-priority security interest in the Collateral securing the payment of the Secured Obligations.

(d)         Except for the execution and delivery of the Control Agreement by the parties thereto, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other third party is required for (i) the grant by the Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the first-priority nature of such security interest), or (iii) the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any securities by laws generally affecting the offering and sale of securities.

Section 5   Further Assurances.  (a)  The Pledgor shall from time to time, at the expense of the Pledgor, promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Pledgee may reasonably request in good faith, to perfect and protect any pledge or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Pledgor shall promptly deliver to the Pledgee evidence that all other action that the

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Pledgee may deem reasonably necessary or desirable to perfect and protect the security interest created under this Agreement has been taken.

(b)         The Pledgor hereby authorizes the Pledgee to file one or more financing or continuation statements, and amendments thereto, that may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Pledgee may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Pledgee herein, in each case without the signature of the Pledgor.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Pledgor ratifies its authorization for the Pledgee to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

Section 6   Voting, Etc., While No Event of Default.  (a)  Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of the Facility Agreement or any other Finance Document, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee in the Collateral.  All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 9 hereof shall become applicable.

(b)  Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends and other cash amounts payable in respect of the Collateral shall be paid to the Pledgor.  The Pledgee shall be entitled to receive directly by credit to the Securities Account, and to retain as part of the Collateral:

              (i)          all other or additional stock, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth in the first sentence of this Section 6(b)) paid or distributed by way of dividend or otherwise in respect of the Collateral;

              (ii)         all other or additional stock, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar arrangement;  and

              (iii)        all other or additional stock, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

Section 7   Pledgee Appointed Attorney-in-Fact.  The Pledgor hereby irrevocably appoints the Pledgee the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)         to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b)         to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

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(c)         to file any claims or take any action or institute any proceedings that the Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Collateral.

Section 8   The Pledgee’s Duties.  (a)  The powers conferred on the Pledgee hereunder are solely to protect the Pledgee’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)         Anything contained herein to the contrary notwithstanding, the Pledgee may from time to time, when the Pledgee deems it to be necessary, appoint with due care one or more agent (each an “Agent”) with respect to all or any part of the Collateral.  In the event that the Pledgee so appoints any Agent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Agent, in addition to the Pledgee, as security for the Secured Obligations, (ii) such Agent shall automatically be vested, in addition to the Pledgee, with all rights, powers, privileges, interests and remedies of the Pledgee hereunder with respect to such Collateral, and (iii) the term “Pledgee,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Pledgee with respect to such Collateral, shall include such Agent; provided, however, that no such Agent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Pledgee;  provided, further, that in no event such appointment of an Agent by the Pledgee shall relieve the Pledgee of any of its duties and obligations hereunder.

Section 9   Remedies.  If any Event of Default shall have occurred and be continuing:

(a)         The Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may in accordance with the UCC and this Agreement:  (i) receive all amounts payable in respect of the Collateral otherwise payable under Section 6(b) hereof to the Pledgor, (ii) transfer all or any part of the Collateral into the name of the Pledgee’s nominee or nominees; (iii) vote all or any part of the Collateral and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise.  At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.

(b)         The Pledgee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held as Collateral.

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Section 10   Application of Proceeds.  The proceeds of any sale or other disposition of the Collateral, or any part thereof, or exercise of any remedy under Section 9 hereof, together with any cash and any other sums then held by the Pledgee, as part of the Collateral, shall be applied as follows:

(a)         First, to the payment of the costs and expenses of obtaining possession or control of the Collateral and of such sale, and a reasonable compensation to the Pledgee’s agents, attorneys and counsel, and to all other charges, expenses, liabilities and advances incurred or made by the Pledgee; and

(b)         Second, to the payment of any balance over to the Facility Agent for application in accordance with Clause 32.5 (Application of receipts; partial payments) of the Facility Agreement.

Section 11   Registration, Etc.  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral pursuant to Section 9 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration in accordance with all applicable federal and state securities laws.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion but in accordance with all applicable federal and state securities laws (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

Section 12   Remedies Cumulative.  Each and every right, power and remedy of the Pledgee provided for in this Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without notice or demand.

Section 13   Indemnity and Expenses.  (a)  The Pledgor agrees to indemnify, defend and save and hold harmless the Pledgee and each of the other Secured Parties and their respective subsidiaries, parent companies and other affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b)         The Pledgor shall upon demand pay to the Pledgee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

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Section 14   Amendments, Waivers, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Pledgee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 15   Notices, Etc.  The provisions of Clause 34 (Notices) of the Facility Agreement are incorporated into this Agreement with any necessary modifications.

Section 16   Continuing Security Interest; Assignments under the Facility Agreement.  (a)  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations shall have been paid in full and the Pledgee shall have no further obligations under the Facility Agreement, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns.

(b)         Without limiting the generality of Section 16(a), the Pledgee may assign or otherwise transfer all or any portion of its rights and obligations under the Finance Documents to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee herein or otherwise, in each case as provided in Clause 2.30 of the Security Trust Deed.  The Pledgor shall not have the right to assign this Agreement or its obligations hereunder or delegate its obligations hereunder without the prior written consent of the Pledgee and each of the other Secured Parties.

Section 17   Release.  Upon the payment in full in cash of the Secured Obligations and the termination of all the Secured Parties’ obligations under the Facility Agreement, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Pledgee will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such release.

Section 18   Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 19   Governing Law; Submission To Jurisdiction; Venue; Waiver Of Jury Trial.  (a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of law provisions other than Section 5-1401 and Section 5-1402 of The New York General Obligations Law).

(b)         The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any court of the State of New York sitting in the Borough of Manhattan in New York City, and appellate courts thereof or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court.  The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

(c)         The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court described in Section 19(b) hereof and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

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(d)         The Pledgor agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Section 15 of this Agreement, or by any other method of service provided for under the applicable laws in effect in the State of New York.

Section 20   WAIVER OF JURY TRIAL.  EACH OF THE PLEDGOR AND THE PLEDGEE IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PLEDGEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its representative thereunto duly authorized as of the date first above written.

CMA CGM

By:
Name:
Title:

Accepted and Agreed to:

NATIXIS, as Security Agent

By:
Name:
Title:

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Exhibit A to
Pledge and Security Agreement

[FORM OF NOTICE OF PLEDGE]

[Date]

Global Ship Lease, Inc.
[●]

Ladies and Gentlemen:

The undersigned (“CMA CGM”), refers to the Registration Rights Agreement entered into as of the 14th day of August, 2008 by and among Global Ship Lease, Inc. (formerly GSL Holdings, Inc.), a Marshall Islands corporation (the “Company”), and each of the parties listed under Insiders on the signature pages thereto, as amended by a First Amendment dated as of [●], 2013 between the Company and CMA CGM (said Registration Rights Agreement, as so amended, the “Registration Rights Agreement”).

CMA CGM hereby gives the Company notice that the CMA Shares (as such term is defined in the Registration Rights Agreement) have been pledged to Natixis as Security Agent (the “Security Agent”) pursuant to a Pledge and Security Agreement dated as of February __, 2013 (the “Pledge and Security Agreement”) made by CMA CGM to the Security Agent.  A copy of the Pledge and Security Agreement is attached hereto.

In accordance with Section 3.1.1 of the Registration Rights Agreement, until such time as the Company receives notice from the Security Agent that it has terminated or cancelled the Pledge and Security Agreement or otherwise released the CMA Shares as collateral, the Company shall not file a Registration Statement (as such term is defined in the Registration Rights Agreement) pursuant to a demand made under Section 2.1.1(ii) of the Registration Rights Agreement in respect of the CMA Shares or include the CMA Shares in any Registration Statement unless the Security Agent consents in writing to such filing or to the inclusion of the CMA Shares in a Registration Statement.

Please acknowledge receipt of this Letter and the Company’s agreement to the foregoing by signing a copy hereof as indicated below and returning such copy to CMA CGM.

Very Truly Yours,

CMA CGM

By:
Name:
Title:

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Acknowledged and Agreed:

GLOBAL SHIP LEASE, INC.

By:
Name:
Title: